For Immediate Release

Contact:	Paul D. Rutkowski, CFO

(215) 938-8800

Polonia Bancorp, Inc. Announces Results

of Subscription and Community Offering, Increases Purchase Limitations

September 17, 2012, Huntingdon Valley, PA– Polonia Bancorp, holding company for Polonia Bank, announced today that, based on the preliminary results of the subscription and community offering of Polonia Bancorp, Inc. (“new Polonia Bancorp” or the “Company”), the Company has not yet received orders for a sufficient number of shares to complete the offering. In order to consummate the offering, new Polonia Bancorp must sell a minimum of 1,301,563 shares. In order to complete the offering, the Board of Directors has determined to increase the maximum purchase limitations in the offering and offer those persons who subscribed for the initial maximum number of shares in the subscription and community offering the opportunity to increase their orders. New Polonia Bancorp will file a prospectus supplement with the Securities and Exchange Commission increasing the maximum purchase limitation from 37,500 shares to 5.0% of the shares sold in the offering (65,078 shares and 76,562 shares at the minimum and midpoint of the offering range, respectively). Following the receipt of any required regulatory approval, the Company may further increase the purchase limitation to 9.99% of the total number of shares to be sold in the offering, provided orders for stock exceeding 5% of the total offering shall not exceed 10% of the offering.

To the extent that shares remain available for sale after existing subscribers have had the opportunity to increase their orders, Polonia Bancorp intends to extend the community offering and solicit additional purchasers. The Company will make a public announcement prior to any extension of the community offering. The community offering, if extended, may be terminated at any time in the Company’s sole discretion.

The closing of the offering remains subject to final regulatory, member and shareholder approvals. We expect to close the offering no higher than the midpoint of the offering range.

Orders received in the subscription and community offering will be maintained by new Polonia Bancorp, with interest on subscribers’ funds continuing to accrue until completion of the conversion. All eligible subscribers and community members who properly completed and timely submitted a stock order form will have their orders filled in accordance with the terms of the Plan of Conversion.

Polonia Bancorp is the holding company for Polonia Bank, a federal savings bank headquartered in Huntingdon Valley, Pennsylvania. Polonia Bank operates seven full-service banking offices in Philadelphia and Montgomery Counties in Pennsylvania.

This press release contains certain forward-looking statements about the conversion and offering. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include delays in consummation of the conversion and offering, increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which Polonia Bancorp and Polonia Bank are engaged.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. This press release is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer will be made only by means of the written prospectus forming part of the registration statement.

New Polonia Bancorp has filed a proxy statement/prospectus concerning the conversion with the Securities and Exchange Commission. Shareholders of Polonia Bancorp are urged to read the proxy statement/prospectus because it contains important information. Investors are able to obtain all documents filed with the SEC by new Polonia Bancorp free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by new Polonia Bancorp are available free of charge from the Corporate Secretary of Polonia Bancorp at 3993 Huntingdon Pike, Third Floor, Huntingdon Valley, Pennsylvania 19006, telephone (215) 938-8800. The directors, executive officers, and certain other members of management and employees of Polonia Bancorp are participants in the solicitation of proxies in favor of the conversion from the shareholders of Polonia Bancorp. Information about the directors and executive officers of Polonia Bancorp is included in the proxy statement/prospectus filed with the SEC.

The shares of common stock of new Polonia Bancorp are not savings accounts or savings deposits, may lose value and are not insured by the Federal Deposit Insurance Corporation or any other government agency.